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                                                                     EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 19, 1995 which appears on page F-2 of the Company's Annual Report on Form 10-KSB for the fiscal year ended May 31, 1995.


/s/ Price Waterhouse LLP
Price Waterhouse LLP


Austin, Texas
October 31, 1995